Exhibit 10.1

LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (the “Agreement”) is made effective as of April 2, 2012, by and between ZYNGA INC., a Delaware corporation f/k/a Zynga Game Network Inc. (“Tenant”), and BIG DOG HOLDINGS LLC, a Delaware limited liability company and wholly-owned subsidiary of Tenant (“Landlord”).

RECITALS

A. Landlord (as successor in interest to 650 Townsend Associates LLC, a Delaware limited liability company) and Tenant are parties to that certain Office Lease dated September 24, 2010, as amended by that certain First Amendment to Lease dated January 28, 2011, as further amended by that certain Second Amendment to Lease dated March 25, 2011, that certain Third Amendment to Lease dated September 27, 2011 and that certain Fourth Amendment to Lease dated December 20, 2011 (collectively, the “Lease”), pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, those certain premises consisting of approximately 406,768 Adjusted Rentable Square Feet of space, more or less, in the building located at 699 Eighth Street (and 650 Townsend Street), San Francisco, California, and more particularly described in the Lease (the “Premises”). All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Lease.

B. The term of the Lease commenced on May 1, 2011 and will terminate on April 30, 2018 (the “Expiration Date”). Landlord and Tenant now desire to voluntarily terminate the Lease prior to the Expiration Date effective as of the Termination Date (defined below) upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other considerations, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Termination of Lease. Subject to the provisions hereof, the Lease shall terminate on April 2, 2012 (the “Termination Date”) as if said Termination Date were set forth in the Lease as the Expiration Date of the Term of the Lease, and: (1) Tenant shall have no further obligation under the Lease to pay any Rent or any other amounts payable under the Lease to Landlord; (2) Tenant shall be entitled to the return or release of any Letter(s) of Credit held by Landlord under the Lease; and (3) neither Landlord nor Tenant shall have any remaining obligations under the Lease.

2. Certification to Landlord. Tenant hereby certifies to Landlord, with respect to Tenant’s right in occupancy of the Premises, that the following statements are true as of the date hereof and will be true on the Termination Date:

(a) Tenant owns and holds the entire interest of Tenant under the Lease; and

(b) Tenant has full authority to execute and deliver this Agreement, and the undersigned signatory has received authority from Tenant to act on its behalf and execute and deliver this Agreement to Landlord.

3. Certification to Tenant. Landlord hereby certifies to Tenant the following:

(a) Landlord owns and holds all right, title, and interest of the Landlord in and to the Premises, including without limitation, all right, title, and interest in and to the Lease; and

(b) Landlord has full and complete authority to execute and deliver this Agreement to Tenant, and the undersigned signatory has received authority from Landlord to act on its behalf and execute and deliver this Agreement to Tenant.

4. Miscellaneous.

(a) This Agreement and all obligations and undertakings herein shall be binding upon, and shall inure to the benefit of the parties hereto, their successors, and assigns, and/or anyone claiming by, through, or under any of them.

(b) This Agreement represents the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior written or oral negotiations, representations, or agreements between the parties hereto as to the same.

(c) This Agreement is made in, and shall be governed, enforced and construed under the laws of the State of California.

(d) This Agreement may not be modified, amended or terminated except pursuant to a written instrument duly executed by the parties hereto, or their successors-in-interest.

(e) All notices, demands, or other communications between the parties hereto shall be in writing and shall be given in the manner set forth for the giving of notices in the Lease.

(f) Each party hereto agrees to perform any further acts that may be reasonably necessary, and agrees to reasonably cooperate with the other party, to effect the purpose of this Agreement.

(g) This Agreement and the obligations of the parties hereunder shall survive the termination of the Lease.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Lease Termination Agreement as of the date first above written.

TENANT:

ZYNGA INC., a Delaware corporation

By:	/s/ David M. Wehner
Name:	David M. Wehner
Title:	Chief Financial Officer

LANDLORD:

BIG DOG HOLDINGS LLC,
a Delaware limited liability company

By:	Zynga Inc., its sole member

By:	/s/ David M. Wehner
Name:	David M. Wehner
Title:	Chief Financial Officer